EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: August 20, 2012


                     CITIBANK CANADA



                     By: /s/ Paul Boyce
                         --------------------------------------------
                         Name: Paul Boyce
                         Title: Director



                     CITIBANK OVERSEAS INVESTMENT CORPORATION



                     By: /s/ William H. Wolf
                         --------------------------------------------
                         Name: William H. Wolf
                         Title: Executive Vice President



                     CITIBANK, N.A.



                     By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary



                     CITICORP



                     By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary



                     CITIGROUP INC.



                     By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary